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                                                                   EXHIBIT 10.26


                         CONTINUING DISCLOSURE AGREEMENT

         This Continuing Disclosure Agreement, dated ________ __, 1999 (the "Disclosure Agreement"), is executed and delivered by El Conquistador Partnership L.P., S.E. (the "Borrower") and Banco Santander Puerto Rico (the "Trustee"), in connection with the issuance of $105,200,000 Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority Tourism Revenue Bonds, 1999 Series A (El Conquistador Resort Project) (the "Bonds"). The Bonds have the CUSIP Numbers set forth in Schedule A attached hereto. The Bonds are being issued pursuant to a Trust Agreement, dated as of _______ __, 1999 (the "Trust Agreement"), between Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (the "Issuer") and the Trustee. The proceeds of the Bonds are being loaned by the Issuer to the Borrower pursuant to a Loan Agreement, dated as of ________ ___, 1999 (the "Loan Agreement"), between the Issuer and the Borrower. The Borrower covenants and agrees as follows:

         SECTION 1. PURPOSE OF THE DISCLOSURE AGREEMENT. This Disclosure Agreement is being executed and delivered by the Borrower and the Trustee for the benefit of the Beneficial Owners of the Bonds and in order to assist the Participating Underwriters in complying with the Rule. The Borrower and the Trustee acknowledge that the Issuer has assumed no responsibility with respect to any reports, notices or disclosures provided or required under this Disclosure Agreement, and has no liability to any person, including any Beneficial Owner, with respect to any such reports, notices or disclosures.





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         SECTION 2. DEFINITIONS. In addition to the definitions set forth in the
Trust Agreement, which definitions apply to any capitalized term used in this Disclosure Agreement unless otherwise defined in this Section, the following capitalized terms shall have the following meanings:

              "ANNUAL REPORTS" means the Annual Reports provided by the Borrower pursuant to, and as described in, Sections 3 and 4 of this Disclosure Agreement.

              "BENEFICIAL OWNER" means the person in whose name a Bond is recorded as the beneficial owner thereof by a broker-dealer, bank or other financial institution for which The Depository Trust Company or any other securities depository appointed as such for the Bonds holds securities.

              "DISCLOSURE REPRESENTATIVE" means any officer of the Borrower or each other person designated to act on behalf of the Borrower by written certificate furnished to the Dissemination Agent from time to time containing the specimen signatures of such person and signed on behalf of the Borrower by an authorized officer thereof.

              "DISSEMINATION AGENT" means the Trustee, acting in its capacity as Dissemination Agent hereunder, or any successor Dissemination Agent designated in writing by the Borrower and which has filed with the Trustee a written acceptance of such designation, or the Borrower if no other entity is acting as Dissemination Agent.





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              "LISTED EVENTS" means any of the events listed in Section 5(a) of this Disclosure Agreement (other than the failure to comply with Section 3 hereof).

              "MSRB" means the Municipal Securities Rulemaking Board, organized under the Securities Exchange Act of 1934, as the same may be amended from time to time.

              "NATIONAL REPOSITORY" means any Nationally Recognized Municipal Securities Information Repository then recognized by the Securities and Exchange Commission for purposes of the Rule. As of the date of this Disclosure Agreement the following are National Repositories:

                   Bloomberg Municipal Repository
                   PO Box 840
                   Princeton, New Jersey 08542-0840
                   Phone: (609) 279-3200
                   Fax: (609) 279-5962

                   Kenny Information Systems, Inc.
                   Attn: Kenny Repository Service
                   65 Broadway
                   16th Floor
                   New York, New York 10006
                   Phone: (212) 770-4595
                   Fax: (212) 797-7994

                   Thomson NRMSIR
                   Attn: Municipal Disclosure
                   395 Hudson Street
                   New York, New York 10004
                   Phone: (212) 807-3814
                   Fax: (212) 989-9282

                   DPC Data Inc.
                   One Executive Drive
                   Fort Lee, New Jersey 07024
                   Phone: (201) 346-0701
                   Fax: (201) 947-0107





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              "PARTICIPATING UNDERWRITERS" means each broker, dealer or
municipal securities dealer acting as an underwriter in the primary offering of the Bonds.

              "REPOSITORY" means each National Repository and each State Repository.

              "RULE"means Rule 15c2-12 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as the same may be amended from time to time.

              "STATE REPOSITORY" means any public or private repository or entity designated by the Commonwealth as a state repository for the purpose of the Rule and recognized as such by the Securities and Exchange Commission. As of the date of this Disclosure Agreement, there is no State Repository.

         SECTION 3.  PROVISION OF ANNUAL REPORTS.

              (a) The Borrower shall, or shall cause the Dissemination Agent, to, not later than one hundred twenty (120) days after the end of its fiscal year (currently December 31), commencing with the report for the fiscal year ending December 31, 1998, provide to each Repository an annual report containing the information set forth in Section 4 of this Disclosure Agreement. Not later than fifteen (15) Business Days prior to said date, the Borrower shall provide the Annual Report to the Dissemination Agent and the Trustee (if the Trustee is not the Dissemination Agent). In each case, the Annual Report may be submitted as a single document or as separate documents comprising a package, and may cross-reference other information as provided in Section 4 of this Disclosure Agreement. The foregoing





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notwithstanding, while the audited financial statements of the Borrower are expected to be available within one hundred twenty (120) days after the end of the Borrower's fiscal year, such financial statements may be submitted separately from the balance of the Annual Report, and later than the date required above for the filing of the Annual Report if not available by that date.

              (b) If the Dissemination Agent has not received a copy of the Annual Report by the fifteenth (15th) Business Day prior to the date specified in subsection (a) for providing the Annual Report to the Repositories, the Dissemination Agent shall contact the Borrower to determine if the Borrower is in compliance with subsection (a).

              (c) If the Dissemination Agent is unable to verify that an Annual Report has been provided to the Repositories by the date required in subsection
(a), the Trustee shall send a notice to each Repository or to the MSRB in substantially the form attached as Exhibit A.

              (d) The Dissemination Agent shall:

                   (i) prior to the date for providing each Annual Report determine the name and address of each National Repository and each State Repository, if any; and

                   (ii) file a report with the Borrower, the Issuer and (if the Dissemination Agent is not the Trustee) the Trustee certifying that the Annual Report has been provided pursuant to this Disclosure Agreement, stating the date it was provided, and listing all the Repositories to which it was provided.





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         SECTION 4. CONTENT OF ANNUAL REPORTS. The Annual Report shall contain or incorporate by reference the following:

                   (i) Core financial information and operating data for such fiscal year, including (i) audited financial statements, prepared in accordance with generally accepted accounting principles in effect from time to time, and
(ii) operating data and revenues, expenditures, financial operations and indebtedness generally found in the Official Statement and Prospectus relating to the Bonds, dated ___________ __, 1999.

              Any or all of the items listed above may be included by specific reference to other documents, including official statements of debt issues with respect to which the Borrower is an "obligated person" (as defined by the Rule) which have been filed with each of the Repositories or the Securities and Exchange Commission. If the document incorporated by reference is a final official statement, it must be available from the MSRB. The Borrower shall clearly identify each such documents so incorporated by reference in any Annual Report.

         SECTION 5. REPORTING OF SIGNIFICANT EVENTS. In accordance with the provisions of this Section 5, the Dissemination Agent shall file notice of any failure of the Borrower to comply with Section 3 hereof and the Borrower shall file, or shall cause the Dissemination Agent to file, notice of the occurrence of any of the following events with respect to the Bonds, if material, within the meaning of the Securities Exchange Act of 1934, as the same may be amended from time to time, with the MSRB and with each Repository:

                1. principal or interest payment delinquencies;





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                   2. non-payment related defaults;

                   3. unscheduled draws on debt service reserves reflecting financial difficulties;

                   4. unscheduled draws on credit enhancements reflecting financial difficulties;

                   5. substitution of credit or liquidity providers, or their failure to perform;

                   6. adverse tax opinions or events affecting the tax-exempt status of the Bonds;

                   7. modifications to rights of the holders (including Beneficial Owners) of the Bonds;

                   8. Bond calls;

                   9. defeasances;

                   10. release, substitution, or sale of property securing repayment of the Bonds; and

                   11. rating changes.

         The Borrower does not undertake to provide notice of the Listed Event in item 8 above with respect to any scheduled redemption, not otherwise contingent upon the occurrence of an event, if the terms, dates and amounts of such redemption are set forth in the Official Statement and Prospectus relating to the Bonds.





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              (b) The Trustee shall, within three (3) Business Days of obtaining actual knowledge of the occurrence of any of the Listed Events (other than the Listed Event in item 8 above with respect to a scheduled redemption) notify the Disclosure Representative of such occurrence, and request that the Borrower promptly notify the Dissemination Agent in writing whether or not to report the event pursuant to subsection (f) of this Section.

              (c) Whenever the Borrower obtains knowledge of the occurrence of a Listed Event, because of a notice from the Trustee pursuant to subsection (b) of this Section or otherwise, the Borrower shall as soon as possible determine if the occurrence of such Listed Event is material.

              (d) If the Borrower has determined that such Listed Event is material, the Borrower shall promptly notify the Dissemination Agent and the Trustee, if it is not the Dissemination Agent, in writing. Such notice shall instruct the Dissemination Agent to report the occurrence pursuant to subsection
(f) of this Section and shall provide the text of such report.

              (e) If in response to a request under subsection (b) of this Section, the Borrower determines that the occurrence of the particular Listed Event would not be material, the Borrower shall so notify the Trustee and Dissemination Agent (if other than the Trustee) in writing and instruct the Dissemination Agent not to report the occurrence pursuant to subsection (f).

              (f) If the Dissemination Agent has been instructed by the Borrower to report the occurrence of a Listed Event, the Dissemination Agent shall file a notice of such occurrence with the




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MSRB and each Repository. Concurrently with any filing, the Dissemination Agent shall file a copy with the Borrower and the Trustee, if it is not the Dissemination Agent.

         SECTION 6. TERMINATION OF REPORTING OBLIGATION. The obligations of the Borrower under this Disclosure Agreement shall terminate upon the defeasance or provision for payment, prior redemption or payment in full of all of the Bonds. If El Conquistador Partnership L. P., S.E. ceases to be an "obligated person" (as such term is defined in the Rule) with respect to the Bonds and the Borrower's obligations under the Loan Agreement and this Disclosure Agreement are assumed in full in writing by an entity other than El Conquistador Partnership L. P., S.E., such other entity shall become the Borrower under this Disclosure Agreement and the obligations of the Borrower hereunder shall terminate upon such assumption.

         SECTION 7. DISSEMINATION AGENT. The Borrower may, from time to time, appoint or engage a Dissemination Agent to assist it in carrying out its obligations under this Disclosure Agreement, and may discharge any such Agent, without appointing a successor Dissemination Agent. If at any time there is not any other designated Dissemination Agent, the Borrower shall be the Dissemination Agent.

         SECTION 8. AMENDMENT; IMPOSSIBILITY OF PERFORMANCE. Notwithstanding any other provision of this Disclosure Agreement, the Borrower and the Trustee may amend or the Trustee may waive the covenants set forth in this Disclosure Agreement (and the Trustee shall agree to any amendment so requested by the Borrower), only if each of the following conditions have been met:




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              (a) the amendment or waiver is made in connection with a change in circumstances that arises from a change in legal requirements, change in law, or change in the identity, nature, or status of any obligated person (as defined in the Rule), or the type of business conducted thereby; the covenants, as amended, would have complied with the requirements of the Rule at the time of issuance of the Bonds, after taking into account any amendments or change in circumstances; and the amendment does not materially impair the interests of bondholders or Beneficial Owners, as determined by an opinion of counsel of recognized expertise in federal securities laws, acceptable to both the Borrower and the Trustee; or

              (b) all or any part of the Rule, as interpreted by the Staff of the Securities and Exchange Commission at the date of the adoption of such Rule, ceases to be in effect for any reason and the Borrower elects that the covenants shall be deemed amended accordingly.

              The Borrower and the Trustee further agree that with any such amendment the Annual Report containing amended operating data or financial information will explain, in narrative form, the reasons for the amendment and the impact of the change in the type of operating data or financial information being provided.

              If any part of the financial or operating data or information required by Section 4 hereof to be in an Annual Report can no longer be generated because the operations to which it is related have been materially changed or discontinued, the Borrower will disseminate a statement to such effect as part of its Annual Report for the year in which such event first occurs.




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         SECTION 9. ADDITIONAL INFORMATION. Nothing in this Disclosure Agreement shall be deemed to prevent the Borrower from disseminating any other information, using the means of dissemination set forth in this Disclosure Agreement or any other means of communication, or including any other information in any Annual Report or notice of occurrence of a Listed Event, in addition to that which is required by this Disclosure Agreement. If the Borrower chooses to include any information in any Annual Report or notice of occurrence of a Listed Event, in addition to that which is specifically required by this Disclosure Agreement, the Borrower shall have no obligation under this Disclosure Agreement to update such information or include it in any future Annual Report or notice of occurrence of a Listed Event.

         SECTION 10. DEFAULTS. In the event of a failure of the Borrower to comply with any provision of this Disclosure Agreement, the Trustee may (and, at the request of any Participating Underwriter or the Beneficial Owners of at least 25% in aggregate principal amount of outstanding Bonds, shall), or (if such Beneficial Owner stipulates that no challenge is made to the adequacy of any information provided) any Beneficial Owner may, take such actions as may be necessary and appropriate, including seeking mandamus or specific performance by court order, to cause the Borrower or the Trustee to comply with its obligations under this Disclosure Agreement; provided that any such action may be instituted only in the federal court located in the Commonwealth or in any Commonwealth court located in the Municipality of San Juan. In addition, holders of not less than a majority in aggregate principal amount of Bonds outstanding may take such actions as may be permitted by law, to challenge the adequacy of any information provided pursuant to this Disclosure Agreement, or to enforce any other obligation of the





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Borrower hereunder. A default under this Disclosure Agreement shall not be deemed an Event of Default under the Trust Agreement or the Loan Agreement or any other related instrument, and the sole remedy under this Disclosure Agreement in the event of any failure by the Borrower to comply with this Disclosure Agreement shall be an action to compel specific performance. Nothing in this Section shall be deemed to restrict the rights or remedies of any holder pursuant to the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, or other applicable laws, as the same may be amended from time to time.

         SECTION 11. DUTIES, IMMUNITIES AND LIABILITIES OF DISSEMINATION AGENT.
Article IX of the Trust Agreement is hereby made applicable to this Disclosure Agreement as if this Disclosure Agreement were (solely for this purpose) contained in the Trust Agreement. The Dissemination Agent (if other than the Trustee or the Trustee in its capacity as Dissemination Agent) shall have only such duties as are specifically set forth in this Disclosure Agreement, and the Borrower agrees to indemnify and save the Dissemination Agent, its officers, directors, employees and agents, harmless against any loss, expense and liability which it may incur arising out of or in the exercise or performance of its powers and duties hereunder, including the costs and expenses (including reasonable attorneys' fees) of defending against any claim of liability, but excluding liabilities due to the Dissemination Agent's gross negligence or wilful misconduct. The obligations of the Borrower under this Section shall survive resignation or removal of the Dissemination Agent and payment of the Bonds.

         The Dissemination Agent (if other than the Trustee or the Trustee in its capacity as Dissemination Agent) shall not have any





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responsibility, nor shall it render any services directed to the substance and content of the Annual Report or other reports or disclosures pursuant to this Disclosure Agreement. In all respects, the Borrower shall retain full and complete responsibility for the content, accuracy and completeness of all disclosures, irrespective of the Dissemination Agent's (if other than the Trustee or the Trustee in its capacity as Dissemination Agent) contribution to the physical or electronic preparation or filing of materials required for the efficient distribution of the disclosures.

         SECTION 12. BENEFICIARIES. This Disclosure Agreement shall inure solely to the benefit of the Issuer, the Borrower, the Trustee, the Dissemination Agent, the Participating Underwriters, and the Beneficial Owners from time to time of the Bonds, and shall create no rights in any other person or entity.

         SECTION 13. COUNTERPARTS. This Disclosure Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         SECTION 14. RECORD KEEPING. The Borrower shall maintain records of all Annual Reports and reports pursuant to Section 5 hereof including the content thereof, the names of the entities with whom the same was filed and the date of filing thereof.

         SECTION 15. FEES. The Borrower agrees to compensate the Dissemination Agent in accordance with the Fee Schedule attached hereto as Exhibit B. This compensation is unrelated to and may be in addition to any fees previously agreed upon for fiduciary and agency services which may be provided to the Borrower by the Dissemination Agent in its capacity as Trustee or otherwise.





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         SECTION 16. OUT-OF POCKET EXPENSES. The Borrower agrees to pay the
Dissemination Agent's reasonable out-of-pocket expenses, as incurred.

         SECTION 17. TERMINATION OF DISSEMINATION AGENT'S OBLIGATIONS. This Disclosure Agreement shall terminate as provided in Section 6 hereof. The Dissemination Agent may also resign from its duties and obligations hereunder upon not less than 60 days' prior written notice to the Borrower. All reasonable fees and expenses incurred and invoiced by the Dissemination Agent shall be paid by the Borrower prior to the termination of the Dissemination Agent's obligations hereunder. If the Trustee resigns or is removed from the office of trustee under the Trust Agreement, its duties and obligations hereunder shall terminate effective upon the acceptance of appointment of trustee by a successor trustee in accordance with the provisions of the Trust Agreement.

         SECTION 18. MISCELLANEOUS. The Dissemination Agent may act directly, or through agents, in the delivery of its services to the Borrower.





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         SECTION 19. GOVERNING LAW. This Disclosure Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth.

                                       EL CONQUISTADOR PARTNERSHIP L.P., S.E.

                                       By: Conquistador Holding (SPE), Inc.


                                       By:_________________________________
                                     Name:
                                    Title:


                                       BANCO SANTANDER PUERTO RICO

                                       By:_________________________________
                                     Name:
                                    Title:

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